Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of KOWABUNGA! INC.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote or request printed copies.

To Be Held On: Thursday, June 18, 2009 , at 2:00 PM (Local Time) Our Offices: 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS
BY PHONE	BY PHONE: To request a copy of the proxy materials and your proxy card, please call toll free 1-866-752-8683.
BY INTERNET	BY INTERNET: To access proxy materials and your proxy card online, please visit https://www.iproxydirect.com/KOW and follow the on-screen instructions.
BY EMAIL

BY E-MAIL: To request a copy of the proxy materials and your proxy card, send an email with the words “Proxy Material Request” in the subject please be sure to include your name, address in the body of the email -  to proxy@iproxydirect.com

BY FAX	212-521-3464

This communication represents a notice to access, a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Both the proxy statement and annual report are available at: https://www.iproxydirect.com/KOW

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before May 28, 2009.

You may enter your voting instructions at https://www.iproxydirect.com/KOW until 11:59 PM Eastern Time June 17, 2009.

The purposes of this meeting are as follows:

1.

To elect two Class I directors, each to serve a three year term or until his successor has been elected and qualified, and

2.

To consider and act upon any other business as may properly come before the 2009 annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote ‘FOR’ all proposals included in the proxy.

PLEASE NOTE – THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD

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PROXY ID:	XXX-XX-XXXX
PASSWORD:	XXX-XX-XXXX

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